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                                                                   EXHIBIT 99(e)

Witco Corporation and Subsidiary Companies

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
FIVE-YEAR FINANCIAL AND STATISTICAL SUMMARY

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    (thousands of dollars except per share data)              1994         1993          1992             1991            1990
                                                              ----         ----          ----             ----            ----
Selected Statement of Income Data(c)
Net sales                                               $  1,841,414   $  1,763,086  $  1,342,012    $  1,244,949     $  1,228,837
Interest                                                      10,032          8,679         9,303          10,529           19,380
                                                        ------------   ------------  ------------    ------------     ------------
        Total revenues                                     1,851,446      1,771,765     1,351,315       1,255,478        1,248,217
                                                        ------------   ------------  ------------    ------------     ------------
Cost of goods sold (exclusive of depreciation and
    amortization)                                          1,412,079      1,363,246     1,055,047         979,902          973,906
  Selling and administrative expenses                        185,576        181,173       139,438         135,373          126,297
Depreciation and amortization                                 88,663         86,480        61,130          53,681           47,155
  Interest                                                    29,674         34,984        16,448          16,027           16,400
  Other expense (income)--net                                 (9,708)        64,585(a      20,734(b)       (1,665)          (8,989)
                                                        ------------   ------------  ------------    ------------     ------------
        Total costs and expenses                           1,706,284      1,730,468     1,292,797       1,183,318        1,154,769
                                                        ------------   ------------  ------------    ------------     ------------
Income from continuing operations before federal
    and foreign income taxes                                 145,162         41,297        58,518          72,160           93,448
  Federal and foreign income taxes                            50,742         16,165        20,178          23,492           33,626
                                                        ------------   ------------  ------------    ------------     ------------
  Income from continuing operations                           94,420         25,132        38,340          48,668           59,822
Income (loss) from discontinued operations--(net of
    income taxes of $6,960, $(2,597), $8,069,
    $12,837 and $4,264)                                       12,647         (5,369)       15,525          24,807            8,132
                                                        ------------   ------------  ------------    ------------     ------------
Income before cumulative effect of accounting
    change                                                   107,067         19,763        53,865          73,475           67,954
  Cumulative effect of accounting change                        --             --         (14,690)             --               --
                                                        ------------   ------------  ------------    ------------     ------------
  Net Income                                            $    107,067   $     19,763  $     39,175    $     73,475     $     67,954
                                                        ============   ============  ============    ============     ============
Selected Balance Sheet Data
  Working capital                                       $    551,620   $    451,235  $    (21,611)    $    320,934     $    359,091
  Current ratio                                                 2.60           2.32          0.97             2.25             2.76
Property, plant, and equipment expenditures
    (including acquisitions)                            $    107,438   $    103,689  $    322,786     $     74,307     $    106,650

  Property, plant, and equipment--net                   $    719,966   $    696,462  $    721,171     $    474,755     $    471,026
  Total assets                                          $  1,919,345   $  1,838,998  $  1,811,794     $  1,198,276     $  1,178,885
  Long-term debt                                        $    346,545   $    496,266  $    173,086     $    179,132     $    230,183
  Total shareholders' equity                            $    940,006   $    713,415  $    614,296     $    625,700     $    587,472
  Book value per common share                           $      16.73   $      14.12  $      13.80     $      14.35     $      13.55
                                                        ------------   ------------  ------------     ------------     ------------
Selected Other Financial Data

  Number of shareholders at year end                           5,194          5,253         5,262            5,602            5,949
Weighted average number of common shares
    outstanding (in thousands)                                56,378         54,866        49,801           49,212           49,703
  Per common share:

    Net Income                                          $       1.92   $        .46  $        .90      $      1.60     $       1.48
    Net income-assuming full dilution                   $       1.91   $        .46  $        .89      $      1.59     $       1.47
    Dividends declared                                  $       1.06   $        .96  $        .92      $       .91     $        .86
  Dividends paid per share:
    Common stock                                        $       1.03   $        .94  $        .92      $       .89     $        .86
    Preferred stock                                     $       2.65   $       2.65  $       2.65      $      2.65     $       2.65
Market price to the nearest dollar, per common
    share on New York Stock Exchange (high-low)         $      35-24   $      32-24  $      25-20      $     22-14     $       20-11
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(a)  Includes provision for environmental remediation and compliance, disposition of a business, work force reduction, and other matters of $68.9 million.

(b)  Includes a provision for consolidation of offices of $20.1 million.

(c) Amounts differ from previously reported amounts due to the presentation of the Lubricants Group as a discontinued operation.

                                 Page 61 of 61
                           Exhibit Index is on page 4


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